Atrion Reports Fourth Quarter and Full Year 2009 Results

Adjusted EPS up 8% for the Quarter and 11% for the Year

ALLEN, TX -- (Marketwire - February 19, 2010) - Atrion Corporation (NASDAQ: ATRI) announced today that revenues and earnings were higher for the fourth quarter and the full year 2009 compared to the quarter and year ended December 31, 2008. Revenues for the fourth quarter of 2009 were $24,403,000 compared to $23,590,000 in the same period of 2008, representing a 3% increase. Excluding a pension plan settlement charge in the fourth quarter of 2009 described below, diluted earnings per share were up 8% to $2.10 from $1.94 in the fourth quarter of 2008.

Commenting on the Company's performance for the fourth quarter of 2009 compared to the fourth quarter of 2008, Emile A. Battat, Chairman & CEO, said, "We are pleased with the operating performance of the Company in the fourth quarter of 2009 where revenues from fluid delivery and ophthalmic products showed solid growth, overcoming a 20% decline in sales of valves to the Aviation and Marine markets that continue to suffer from the recession. The change of our product mix in favor of proprietary medical products led to an 8% increase in our adjusted diluted EPS, before the settlement charge in the 2009 period. This favorable comparison comes despite the fact that the fourth quarter of 2008 was an especially strong quarter with diluted EPS showing a 24% increase over the same period in the 2007. The settlement charge in the 2009 fourth quarter results from our decision, described in prior filings, to terminate our defined benefit plans as of December 31, 2007. Having finally received governmental approvals for that termination, the non-cash charge of $1 million, or $0.32 per diluted share, was booked in the fourth quarter of 2009."

For the full year 2009, Atrion's revenues increased 5% to $100,643,000 from $95,895,000 in 2008. Net income per diluted share of $8.68 in 2009 was 11% higher than net income of $7.82 per diluted share in 2008, excluding from the 2009 results the $.32 per share special charge attributable to final settlement of the defined benefit pension plans termination. Net income per diluted share for 2009 was $8.36 on a GAAP basis.

Mr. Battat spoke to the overall results of 2009, remarking, "For the year as a whole, we are extremely pleased with the increase in diluted EPS, which represents our eleventh consecutive year of double-digit growth in earnings, excluding the 2009 charge for pension plans termination discussed above." Mr. Battat added, "In recognition of the Company's strong financial position, the Board of Directors declared on January 4, 2010, a special cash dividend of $6.00 per share. The Company believes that its substantial remaining cash, along with future cash flows and available low-cost borrowings, should be adequate to fund internal and external growth opportunities for the foreseeable future."

Commenting on expectations for the current year, Mr. Battat stated, "Assuming that the worst of the recession is over, we expect to continue to show low double-digit growth in diluted EPS this year."

Atrion Corporation develops and manufactures products primarily for medical applications. The Company's website is www.atrioncorp.com.

Statements in this press release that are forward looking are based upon current expectations and actual results or future events may differ materially. Such statements include, but are not limited to, Atrion's expectations regarding the adequacy of remaining cash, cash flows and available borrowings to fund growth opportunities and growth in EPS in 2010. Words such as "expects," "believes," "anticipates," "intends," "should," "plans," and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements involve risks and uncertainties. The following are some of the factors that could cause actual results or future events to differ materially from those expressed in or underlying our forward-looking statements: changing economic, market and business conditions; acts of war or terrorism; the effects of governmental regulation; competition and new technologies; slower-than-anticipated introduction of new products or implementation of marketing strategies; the Company's ability to protect its intellectual property; changes in the prices of raw materials; changes in product mix; and intellectual property and product liability claims and product recalls. The foregoing list of factors is not exclusive, and other factors are set forth in the Company's filings with the Securities and Exchange Commission.

                            ATRION CORPORATION
                    CONSOLIDATED STATEMENTS OF INCOME
                  (In thousands, except per share data)
                                (unaudited)

                                 Three Months Ended   Twelve Months Ended
                                    December 31,          December 31,
                                --------------------  --------------------
                                  2009       2008       2009       2008
                                ---------  ---------  ---------  ---------
Revenues                        $  24,403  $  23,590  $ 100,643  $  95,895
Cost of goods sold                 13,410     13,068     55,312     53,348
                                ---------  ---------  ---------  ---------
Gross profit                       10,993     10,522     45,331     42,547
Operating expenses:
  Pension Charge                      989                   989
  Other operating expenses          4,711      4,913     19,338     19,574
                                ---------  ---------  ---------  ---------
Total operating expenses            5,700      4,913     20,327     19,574
                                ---------  ---------  ---------  ---------

Operating income                    5,293      5,609     25,004     22,973

Interest income (expense), net        187        124        578        289
Other income, net                       1         --          2          1
                                ---------  ---------  ---------  ---------
Income before  provision for
 income taxes                       5,481      5,733     25,584     23,263
Income tax provision               (1,889)    (1,849)    (8,741)    (7,596)
                                ---------  ---------  ---------  ---------
    Net income                  $   3,592  $   3,884  $  16,843  $  15,667
                                =========  =========  =========  =========

    Net income per basic share  $    1.81  $    1.97  $    8.51  $    7.99
                                =========  =========  =========  =========

Weighted average basic shares
 outstanding                        1,980      1,969      1,979      1,961
                                =========  =========  =========  =========

    Net income per diluted
     share                      $    1.78* $    1.94  $    8.36* $    7.82
                                =========  =========  =========  =========

Weighted average diluted shares
 outstanding                        2,023      2,004      2,015      2,004
                                =========  =========  =========  =========

*Includes a $0.32 per share net non-cash charge resulting from the settlement of the termination of defined benefit pension plans (see calculations on page 5 of this release).

                            ATRION CORPORATION
                        CONSOLIDATED BALANCE SHEETS
                              (In thousands)

                                                    Dec. 31,     Dec. 31,
ASSETS                                                2009         2008
                                                  ------------ ------------
                                                   (Unaudited)
Current assets:
  Cash and cash equivalents                       $     20,694 $     12,056
  Short-term investments                                 4,230        4,692
                                                  ------------ ------------
    Total cash and short-term investments               24,924       16,748
  Accounts receivable                                   11,026       10,875
  Inventories                                           18,675       20,169
  Prepaid expenses and other                               981          719
  Deferred income taxes                                    596          596
                                                  ------------ ------------
      Total current assets                              56,202       49,107

Long-term investments                                   11,477           --
Property, plant and equipment, net                      53,141       53,370
Other assets                                            11,929       12,876
                                                  ------------ ------------

                                                  $    132,749 $    115,353
                                                  ============ ============

LIABILITIES AND STOCKHOLDERS' EQUITY

  Current liabilities                                    6,682        6,213
  Line of credit                                            --           --
  Other non-current liabilities                          9,336        8,298
  Stockholders' equity                                 116,731      100,842
                                                  ------------ ------------

                                                  $    132,749 $    115,353
                                                  ============ ============

              RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                  (In thousands, except per share data)

                                                Three Months  Twelve Months
                                                   Ended         Ended
                                                  Dec. 31,      Dec. 31,
                                                    2009          2009
                                                ------------  ------------

Income per diluted share:
GAAP EPS                                        $       1.78  $       8.36
Plus pension adjustment (calculated below)              0.32          0.32
                                                ------------  ------------
Adjusted EPS                                    $       2.10  $       8.68

Adjustment Calculation:
Pension charge                                  $        989  $        989
Less - Income taxes                                     (346)         (346)
                                                ------------  ------------
Pension charge, net of tax                      $        643  $        643

Diluted shares outstanding                             2,023         2,015
Income per diluted share adjustment             $       0.32  $       0.32

Contact:
Jeffery Strickland
Vice President and Chief Financial Officer
(972) 390-9800